Exhibit 23.4

John T. Boyd Company Mining and Geological Consultants

Chairman	May 31, 2019
James W. Boyd

President and CEO
John T. Boyd II

Managing Director and COO	CONSENT OF
Ronald L. Lewis	JOHN T. BOYD COMPANY

Vice Presidents
Robert J. Farmer
John L. Weiss
Michael F. Wick
William P. Wolf

The undersigned hereby consents to the incorporation by

reference in this Registration Statement on Form S-8,

including any amendment thereto, any related prospectus

and any related prospectus supplement (the “Registration

Statement”), of information contained in Hi-Crush Partners

LP’s Annual Report on Form 10-K for the year ended

December 31, 2018, (the “Annual Report”), relating to our

reports setting forth the estimates of reserves as of

December 31, 2018. We also consent to references to our

firm in the form and context in which they appear in the

Annual Report and all references to us contained in such

Registration Statement, including in the prospectus under the heading “Experts.”

Managing Director - Australia
Ian L. Alexander
Managing Director - China
Jisheng (Jason) Han
Managing Director - South America
Carlos F. Barrera
Managing Director - Metals
Gregory B. Sparks
Assistant to the President
Mark P. Davic
Pittsburgh
4000 Town Center Boulevard, Suite 300
Canonsburg, PA 15317	Respectfully submitted,
(724) 873-4400
(724) 873-4401 Fax	JOHN T. BOYD COMPANY
jtboydp@jtboyd.com	By:
Denver
(303) 293-8988
jtboydd@jtboyd.com
Brisbane
61 7 3232-5000	Ronald L. Lewis
jtboydau@jtboyd.com	Managing Director and COO

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com	Q:\ENG_WP\3554.000\Consent Letter - May 31, 2019.doc

Bogota
+57-3115382113
jtboydcol@jtboyd.com

www.jtboyd.com